EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated October 7, 2005, to this Registration Statement on Form SB-2 and related prospectus of Geocom Resources, Inc. for the registration of shares of its common stock.

/s/LBB &Associates, Ltd., LLP

(formerly, Lopez, Blevins, Bork and Associates, LLP)

Houston, Texas

October 6, 2006